MORTGAGE LOAN PURCHASE AGREEMENT

     Mortgage Loan Purchase Agreement, dated as of May 1, 1997 (the "Agreement"), between First Union National Bank of North Carolina (the "Seller") and First Union Commercial Mortgage Securities, Inc. (the "Purchaser").

     The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the "Mortgage Loans") as provided herein. The Purchaser intends to deposit them, together with the LBHI Mortgage Loans (as defined below), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the "Certificates"). One or more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1997 (the "Cut-off Date"), among the Purchaser as depositor, First Union National Bank of North Carolina as master servicer (in such capacity, the "Master Servicer"), CRIIMI MAE Services Limited Partnership as special servicer (in such capacity, the "Special Servicer") and State Street Bank and Trust Company as trustee (the "Trustee"). Concurrently with the purchase of Mortgage Loans pursuant to this Agreement, the Purchaser will also purchase multifamily and commercial mortgage loans pursuant to a Mortgage Loan Purchase Agreement, dated as of May 1, 1997, between Lehman Brothers Holdings Inc. ("LBHI") and the Purchaser (the "LBHI Agreement"). Such mortgage loans (the "LBHI Mortgage Loans") will likewise be deposited into the Trust Fund. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. Agreement to Purchase.

     (a) The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. (The Mortgage Loans identified on the Mortgage Loan Schedule shall hereinafter be referred to as the "First Union Mortgage Loans.") The First Union Mortgage Loans will have an aggregate principal balance of $521,259,642.31 (the "First Union Balance") as of the close of business on the Cut-off Date, after giving effect to any payments due on or before such date whether

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or not received. The First Union Balance and the LBHI Balance (as defined in the
LBHI Agreement) together equal an aggregate principal balance (the "Initial Pool Balance") of $1,305,448,224. The purchase and sale of the First Union Mortgage Loans shall take place on May 1, 1997 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration for the First Union Mortgage Loans shall consist of (A) a cash amount equal to 100% of the aggregate principal balance of the First Union Mortgage Loans, plus (B) interest accrued on each First Union Mortgage Loan at the related Net Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date, which cash amount shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

     The Purchaser will assign to the Trustee, all of its right, title and interest in and to the First Union Mortgage Loans.

SECTION 2. Conveyance of Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the First Union Mortgage Loans identified on the Mortgage Loan Schedule as of such date other than the primary servicing rights. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

     (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date (other than in respect of principal and interest on the First Union Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the First Union Mortgage Loans due on or before the Cut-off Date), shall belong to, and be promptly remitted to, the Seller.

     (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each First Union Mortgage Loan (each a "Mortgage File"). All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall, except as otherwise disclosed on Exhibit B hereto, contain the following documents:


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        (i)    the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied) to the order of State Street Bank and Trust Company, as trustee for the registered holders of the First Union-Lehman Brothers Commercial Mortgage Trust, Commercial, Mortgage Pass-Through Certificates, Series 1997-C1;

        (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

        (iii) an original or copy of any related Assignment of Leases (with recording information indicated thereon), if such item is a document separate from the Mortgage;

        (iv) an original executed assignment of the Mortgage, any related Assignment of Leases (if such item is a document separate from the Mortgage), and any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of State Street Bank and Trust Company, as trustee for the registered holders of the First Union-Lehman Brothers Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1997-C1, in recordable form;

        (v) an original assignment of all unrecorded documents relating to the Mortgage Loan in favor of State Street Bank and Trust Company, as trustee for the registered holders of the First Union-Lehman Brothers Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1997-C1;

        (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified;

        (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

        (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the

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               Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of State Street Bank and Trust Company, as trustee for the registered holders of the First Union-Lehman Brothers Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1997-C1.

     (d) Within 30 days following the Closing Date, the Purchaser shall submit or cause to be submitted for recordation or filing, as the case may be, in the appropriate public office for real property records or Uniform Commercial Code financing statements, as appropriate, each assignment of Mortgage and each assignment of Assignment of Leases referred to in clauses (iv) and (v) of subsection (c) above and each UCC-2 and UCC-3 in favor of and delivered to the Trustee constituting part of the Mortgage File. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Purchaser or its designee.

     (e) All documents necessary to the servicing of the First Union Mortgage Loans and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer.

SECTION 3. Representations, Warranties and Covenants of Seller.

     (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

          (i) The Seller is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization,

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     moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a National Banking Association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), or by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

          (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's Articles of Association or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound.

          (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

          (v) The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement and no bulk sale law applies to such transactions.

          (vii) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or

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     materially and adversely affect the performance by the Seller of its obligations under this Agreement.

          (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the First Union Mortgage Loans to the Purchaser as a sale of the First Union Mortgage Loans to the Purchaser in exchange for consideration consisting of [(A) a cash amount equal to 100% of the aggregate principal balance of the First Union Mortgage Loans, plus (B) interest accrued on each First Union Mortgage Loan at the related Net Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date]. The consideration received by the Seller upon the sale of the First Union Mortgage Loans to the Purchaser will constitute reasonably equivalent value and fair consideration for the First Union Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the First Union Mortgage Loans to the Purchaser. The Seller is not selling the First Union Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

     (b) The Seller hereby represents and warrants for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to each First Union Mortgage Loan, that:

          (i) The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date;

          (ii) If such Mortgage Loan was originated by the Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by the Seller or an affiliate thereof, then, to the best of the Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) The Seller owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, and no provision of the

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     Mortgage Note, Mortgage or other loan document relating to such Mortgage
     Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan;

          (iv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) Each of the related Mortgage Note, Mortgage(s), Assignment of Leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination;

          (vi) As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, to the best knowledge of the Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

          (vii) The assignment of the related Mortgage and assignment of leases to the Trustee constitutes the legal, valid, binding and enforceable assignment of such Mortgage in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan and
     (c) other matters to

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     which like properties are commonly subject and which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property, and such encumbrances do not materially interfere with the current use or operation of the related Mortgaged Property or the ability of the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note; there exists with respect to such Mortgaged Property an assignment of leases and rents provision, whether as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to encumbrances described in subsections (a), (b) and (c) of this subparagraph (viii);

          (ix) The Seller has filed and/or recorded in all appropriate public filing and recording offices all UCC-1 financing statements necessary to create and perfect a security interest in and lien on the items of personal property described therein (or, if not filed and/or recorded, has submitted such UCC-1 financing statements for filing and/or recording and such UCC-1 financing statements are in form and substance acceptable for filing and/or recording), to the extent perfection may be effected pursuant to applicable law by recording or filing;

          (x) All taxes and governmental assessments that prior to the Cut-off Date became due and owing in respect of, and affect, each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (xi) As of the date of its origination, there was no proceeding pending for the total or partial condemnation of each related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, the Seller has not received any notice of the commencement of any proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property is free of material damage;

          (xii) Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of the Mortgage Loan after all advances of principal, or there is a binding commitment from a title insurer qualified and licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy, if issued, is in full force and effect, is freely assignable and will inure solely to the benefit of the Trustee as mortgagee of record,

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     or any such commitment is a legal, valid and binding obligation of such insurer; no claims have been made under such title insurance policy, if issued; and to the best knowledge of the Seller, no prior mortgagee has done, by act or omission, anything which would materially impair the coverage of any such title insurance policy;

          (xiii) As of the date of its origination, all insurance required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property, was in full force and effect with respect to each related Mortgaged Property; and, as of the Cut-off Date, to the best knowledge of the Seller, all insurance required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property;

          (xiv) Other than payments due but not yet 30 days or more delinquent,
     (A) there is no material default, breach, violation or event of acceleration, and there is no other material default, breach, violation or event of acceleration, existing under the related Mortgage Note or each related Mortgage, and (B) to the best of the Seller's knowledge, after due inquiry, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of the documents referred to in clause (A), and, to the knowledge of the Seller, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute any other material default, breach, violation or event of acceleration under any of the documents referred to in clause (A); the Seller has not waived any material default, breach, violation or event of acceleration under any of the documents

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     referred to in clause (A), and the Seller has not waived any other material default, breach, violation or event of acceleration under such documents; and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related Mortgage File, no person or party other than the Mortgagee may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage;

          (xv) As of the Cut-off Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

          (xvi) Except with respect to the Mortgage Loans listed in Exhibit E hereto which accrue interest on the basis of the actual number of days elapsed over a 360 day year, the Mortgage Loan accrues interest (payable monthly in arrears) at a fixed Mortgage Rate on the basis of a 360-day year consisting of twelve 30-day months;

          (xvii) Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, except as expressly described in such Mortgage and other than another Mortgage Loan in the Trust Fund;

          (xviii) Such Mortgage Loan is or constitutes part of a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xix) One or more environmental site assessments were performed by an environmental consulting firm independent of the Seller and the Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

          (xx) The related Mortgage Note, Mortgage(s) and Assignment of Leases, if any, contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property or properties of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to applicable reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time, in effect, and to general principles of equity

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     (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (xxi) To the best of the Seller's knowledge, after due inquiry, the related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding;

          (xxii) Such Mortgage Loan is secured by either a mortgage on a fee simple interest or a leasehold estate in a commercial property or multifamily property owned by the related Mortgagor, including all of the related Mortgagor's interest in all improvements on the related Mortgaged Property;

          (xxiii) Such Mortgage Loan does not provide for negative amortization;

          (xxiv) Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property;

          (xxv) The related Mortgage contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the Mortgagee, each related Mortgaged Property or any interest therein, is directly or indirectly encumbered in connection with subordinate financing; provided, however, the eight Mortgage Loans listed in Exhibit F hereto, are encumbered by subordinated debt;

          (xxvi) Except with respect to (W) transfers of certain non-controlling interests in the Mortgagors as specified in the related Mortgage, (X) the Mortgage Loans listed in Exhibit G hereto, which permit a transfer of the related Mortgaged Property to a person that satisfies certain criteria (including criteria related to bankruptcy remoteness and apartment management experience) specified in the related Mortgage, (Y) the Mortgage Loans listed in Exhibit H hereto, which permit a one-time transfer of the Mortgaged Property, subject to payment of an assumption fee and certain other conditions, and (Z) the Mortgage Loans listed in Exhibit I hereto, which permit two separate transfers of the related Mortgaged Property, subject to payment of an assumption fee and certain other conditions, the related Mortgage contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if each related Mortgaged Property, or any

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     interest therein, is directly or indirectly transferred or sold without the prior written consent of the Mortgagee, or (b) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if each related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers;

          (xxvii) The Mortgage Loan, together with any other Mortgage Loan made to the same Mortgagor or to an affiliate of such Mortgagor, does not represent more than 5% of the aggregate Stated Principal Balance of the Mortgage Pool;

          (xxviii) Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

          (xxix) Each related Mortgaged Property was inspected by or on behalf of the related originator during the 12 month period prior to the related origination date;

          (xxx) Except for the Mortgage Loans listed in Exhibit J hereto, the terms of the related Mortgage Note or Mortgage do not provide for the release of any material portion of the related Mortgaged Property from the lien of such Mortgage without payment in full of the Mortgage Loan;

          (xxxi) The related Mortgagor has covenanted in the Mortgage Loan documents to maintain the related Mortgaged Property in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Seller has received no notice of any material violation of any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of such Mortgaged Property; to the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (xii) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent;

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          (xxxii) The related Mortgagor has covenanted in the Mortgage Loan documents to deliver each year to the Mortgagee an operating statement of each related Mortgaged Property covering the twelve-month period identified therein;

          (xxxiii) If the Mortgage Loan had an original principal balance greater than $5,000,000, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property;

          (xxxiv) With respect to any Mortgage Loan that is secured in whole or in material part by the interest of a Mortgagor as a lessee under a Ground Lease but not by the related fee interest;

               (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to t Closing Date;

               (B) The Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor;

               (C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee thereunder and that any such action without such consent is not binding on such Mortgagee, its successors or assigns;

               (D) Unless otherwise set forth in the Ground Lease, the Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of the Mortgage Loan;

               (E) To the actual knowledge of the Seller, at the Closing Date, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (A) there is no material default, and (B) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

               (F) Such Ground Lease or an estoppel or consent letter received by the Mortgagee from the lessor, requires the lessor thereunder to give notice of any default by the lessee to the Mortgagee; and such Ground Lease, or an estoppel or consent letter received by the Mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the Mortgagee unless a copy has been delivered to the Mortgagee in the manner described in such Ground Lease, estoppel or consent letter;

               (G) The ground lessee's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any exceptions stated in the related title insurance policy or opinion of title, which exceptions do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, (2) the use of such Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property;

               (H) A Mortgagee is permitted a reasonable opportunity to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease;

               (I) Such Ground Lease has an original term (including any extension options set forth therein) that extends not less than 10 years beyond the Maturity Date of the related Mortgage Loan;

               (J) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

               (K) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

               (L) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy, and (except with respect to Mortgage Loans listed on Exhibit L hereto) for any reason, upon the request of the lender; and

               (M) The terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

          (xxxv) With respect to any Mortgage Loan that is secured in whole or in part by a Mortgage Property which is operated as a residential health care facility (a "Facility");

               (A) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the related Mortgagor or the operator of the Facility, and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the applicable department of health for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

               (B) The Licenses (a) may not be, and have not been, transferred to any location other than the Facility; (b) have not been pledged as collateral security for any other loan or indebtedness; and (c) are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

               (C) As of the Cut-off Date and to Seller's knowledge, without inquiry, as of the Cut-off Date, the Facility has not received a "Level A" (or equivalent) violation which has not been cured to the satisfaction of the applicable governmental agency, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, its operator or the Mortgagor or against any officer, director or stockholder of such operator or the Mortgagor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Facility's, the operator's or the Mortgagor's certification for participation in Medicare or Medicaid or the other third-party payors' programs.

          (xxxvi) No advance of funds has been made, directly or indirectly, by the Seller to the Mortgagor other than pursuant to the Mortgage Note and no funds have been received from any person other than such Mortgagor for or on account of payments due on the Mortgage Note;

          (xxxvii) To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan;

          (xxxviii) Such Mortgage Loan complied with all applicable usury laws in effect at its date of origination;

          (xxxix) To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan;

          (xl) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage;

          (xli) The related Mortgage Note is not secured by any collateral that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement;

          (xlii) The related Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance Administration or is covered by flood hazard insurance;

          (xliii) Except with respect to the Mortgage Loans listed on Exhibit K hereto, one or more engineering assessments were performed by an engineering consulting firm independent of the Seller and the Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

          (xliv) All escrow deposits and payments relating to the Mortgage Loan are under control of the Seller or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the Mortgage Loan Documents to be deposited by the related Mortgagor have been deposited;

          (xlv) The related Mortgagor has represented to the Seller that as of the date of origination of the Mortgage Loan, such Mortgagor, the related lessee, franchisor or operator was in possession of all licenses, permits and authorizations then required for use of the related Mortgaged Property, which were valid and in full force and effect; and

          (xlvi) The origination, servicing and collection practices used by the Seller or any prior holder of the Mortgage Note have been in all respects legal, proper and prudent and have met customary industry standards.

     (c) If the Seller receives notice of a Document Defect or a Breach (the "Defect/Breach Notice"), then the Seller shall within 90 days after its receipt of the Defect/Breach Notice (i) cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of any Additional Trust Fund Expenses associated therewith, or (ii) repurchase the affected First Union Mortgage Loan (or the related Mortgaged Property) from the Trustee at a price equal to the Purchase Price; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure; and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90-day period. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance as described in Section 3(b)(xii) in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Purchaser has the full corporate power and authority and legal right to acquire the First Union Mortgage Loans from the Seller and t transfer the First Union Mortgage Loans to the Trustee.

     (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (c) Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

     (d) None of the acquisition of the First Union Mortgage Loans by the Purchaser, the transfer of the First Union Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

     (e) Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the First Union Mortgage Loans by the Seller to the Purchaser as a sale of the First Union Mortgage Loans to the Purchaser in exchange for consideration consisting of [(A) a cash amount equal to 100% of the aggregate principal balance of the First Union Mortgage Loans, plus (B) interest accrued on each First Union Mortgage Loan at the related Net Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date].

SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 A.M., New York time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

     (a) All of the representations and warranties of the Seller set forth in Sections 3(a), 3(b) and 3(c) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date; provided however, that any material inaccuracy in any representation and warranty set forth in Section 3(b) shall not affect the Purchaser's obligation to purchase the Mortgage Loans not affected by such inaccuracy;

     (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser in its reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

     (c) The Seller shall have delivered and released to the Custodian and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to
Section 2 of this Agreement;

     (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

     (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the First Union Mortgage Loans on the Closing Date.

SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

     (a) This Agreement duly executed by the Purchaser and the Seller;

     (b) A Certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that: (1) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

     (c) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

     (d) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that (i) such officer has carefully examined the Prospectus (as defined in the Underwriting Agreement, dated as of May 9, 1997, between the Purchaser and Lehman Brothers Inc. (the "Underwriting Agreement")) and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement (as defined in the Underwriting Agreement) or as of the Closing Date, included or includes any untrue statement of a material fact relating to the First Union Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the First Union Mortgage Loans, in light of the circumstances under which they were made, not misleading, and
(ii) such officer has examined the Memorandum (as defined in the Certificate Purchase Agreement, dated as of May 16, 1997, among the Purchaser, Lehman Brothers Inc. and First Union Capital Markets Corp.) and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the Closing Date, included or includes any untrue statement of a material fact relating to the First Union Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein related to the First Union Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

     (e) The resolutions of the requisite loan committee authorizing the Seller's entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and a certificate of good standing of the Seller issued by the Office of the Comptroller of the Currency of the United States not earlier than sixty (60) days prior to the Closing Date;

     (f) A written opinion of Paul C. Hurdle III, counsel for the Seller, in form and substance acceptable to the Purchaser and its counsel, with any modifications required by the rating agencies identified in the Prospectus Supplement (the "Rating Agencies"), dated the Closing Date and addressed to the

Purchaser, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 7. Indemnification.

     (a) The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or any Underwriter within the meaning of either
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing or (B) any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or
(ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to the First Union Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Master Tape (it being herein acknowledged that the Master Tape was used to prepare the Prospectus Supplement including without limitation Annex A thereto, the Memorandum, the Diskette, the Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to, or arises out of or is based upon an untrue statement or omission with respect to, the information regarding the First Union Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth
(X) in the Prospectus Supplement and the Memorandum under the headings "Summary of the Prospectus Supplement--The Mortgage Pool" or

"Summary of the Memorandum--The Mortgage Pool", as applicable, "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool" and (Y) on Annex A to the Prospectus Supplement and, to the extent consistent therewith, on the Diskette, or (III) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to
Section 3; provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the First Union Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and Annex A to the Prospectus Supplement, including without limitation the aggregation of such information with comparable information relating to the LBHI Mortgage Loans in the Trust Fund. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. 33-97994 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated April 29, 1997, as supplemented by the prospectus supplement dated May 9, 1997 (the "Prospectus Supplement"), relating to the Registered Certificates, including all annexes thereto; "Memorandum" shall mean the private placement memorandum dated May 9, 1997, relating to the Non-Registered Certificates; "Registered Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class IO Certificates; "Non-Registered Certificates" shall mean the Certificates other than the Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no- action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder letters, the "No-Action Letters"); "Diskette" shall mean the diskette attached to each of the Prospectus and the Memorandum; and "Master Tape" shall mean the compilation of information and data regarding the LBHI Mortgage Loans and the First Union Mortgage Loans covered by the Agreed Upon Procedures Letter dated May 16, 1997 and rendered by Deloitte & Touche LLP (a "hard copy" of which Master Tape was initiated on behalf of the Seller and the Purchaser).

     (b) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

     (f) Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters shall be third-party beneficiaries of the provisions of this Section 7.

SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the First Union Balance represents of the Initial Pool Balance): (i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final

Prospectus and Memorandum relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated; (v) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof; and (vi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the First Union Mortgage Loans included in the Prospectus and Memorandum. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the First Union Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the First Union Mortgage Loans by the Seller to the Purchaser and not as a pledge of the First Union Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the First Union Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the First Union Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the First Union Mortgage Loans, and all amounts payable to the holder of the First Union Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and
(v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the First Union Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the First Union Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters (as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.

SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                SELLER

                                FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                By:
                                   --------------------------------
                                Name: Lawrence A. Brown
                                Title: Senior Vice President

                                Address for Notices:
                                One First Union Center
                                301 South College Street
                                Charlotte, North Carolina  28288-0600
                                New York, New York  10281
                                Attention:
                                Telecopier No.: (704) 374-6435
                                Telephone No.:  (704) 383-7407

                                PURCHASER

                                FIRST UNION COMMERCIAL
                                MORTGAGE SECURITIES, INC.

                                By:
                                   ---------------------------------
                                Name:
                                Title

                                Address for Notices:

                                Attention:
                                Telecopier No.:
                                Telephone No:

                                    EXHIBIT A
                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B
                             MORTGAGE FILE SCHEDULE


                                      NONE

                                    EXHIBIT C

                         MORTGAGE PROPERTIES SUBJECT TO
                                 SECONDARY LIENS

0
                                    EXHIBIT D

                           LIST OF PRINCIPAL BORROWERS
                          WITH MULTIPLE MORTGAGE LOANS

                                    EXHIBIT E

          LIST OF MORTGAGE LOANS WHICH ACCRUE INTEREST OTHER THAN AT A
        FIXED MORTGAGE RATE ON THE BASIS OF A 360-DAY YEAR CONSISTING OF
                              TWELVE 30-DAY MONTHS

                                    EXHIBIT F

             LIST OF MORTGAGE LOANS ENCUMBERED BY SUBORDINATED DEBT

                                    EXHIBIT G

         LIST OF MORTGAGE LOANS WHICH PERMIT A TRANSFER OF THE RELATED MORTGAGED PROPERTY TO A PERSON THAT SATISFIES CERTAIN CRITERIA

                                    EXHIBIT H

           LIST OF MORTGAGE LOANS WHICH PERMIT A ONE-TIME TRANSFER OF
      THE MORTGAGED PROPERTY, SUBJECT TO PAYMENT OF AN ASSUMPTION FEE AND
                            CERTAIN OTHER CONDITIONS

                                    EXHIBIT I

       LIST OF MORTGAGE LOANS WHICH PERMIT TWO SEPARATE TRANSFERS OF THE
        RELATED MORTGAGED PROPERTY, SUBJECT TO PAYMENT OF AN ASSUMPTION
                        FEE AND CERTAIN OTHER CONDITIONS

                                    EXHIBIT J

       LIST OF MORTGAGE LOANS THE TERMS OF WHICH PROVIDE FOR THE RELEASE
        OF A MATERIAL PORTION OF THE RELATED MORTGAGED PROPERTY FROM THE
                    LIEN OF THE MORTGAGE WITHOUT PREPAYMENT

                                    EXHIBIT K

                      NO ENGINEERING WITHIN LAST 18 MONTHS

                                    EXHIBIT L

                             GROUND LEASE EXCEPTIONS